Exhibit 8.1

November 23, 2020

Schultze Special Purpose Acquisition Corp.

800 Westchester Avenue, Suite 632

Rye Brook, NY 10573

Ladies and Gentlemen:

We have acted as counsel to Schultze Special Purpose Acquisition Corp., a Delaware corporation (“SAMA”), in connection with a Business Combination, as defined below, pursuant to a business combination agreement (as may be amended and/or amended and restated, the “Business Combination Agreement”) that SAMA has entered into with Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada (“Holdco”), Novel Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Clever Leaves International Inc., a corporation organized under the laws of British Columbia, Canada (“Clever Leaves”). Holdco is a direct wholly owned subsidiary of Clever Leaves and Merger Sub is a direct wholly owned subsidiary of Holdco. Each of Holdco and Merger Sub are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement. Pursuant to the Business Combination Agreement, each of the following transactions will occur in the following order: (i) pursuant to a court-approved Canadian plan of arrangement (the arrangement pursuant to such plan of arrangement, the “Arrangement”) at the effective time of the Arrangement, (a) all of the Clever Leaves shareholders will exchange their Clever Leaves common shares for Holdco common shares and/or non-voting Holdco common shares (as determined in accordance with the Business Combination Agreement) and (b) certain Clever Leaves shareholders will receive up to $2,000,000 in cash in the aggregate (with such amount increasing to (x) $3,000,000, if after giving effect to the exercise of certain redemption rights and payments related thereto, the funds in the trust account plus the proceeds from the Agreed PIPE are greater than or equal to $60,000,000 and (y) $4,000,000, if after giving effect to the exercise of redemption rights and payments related thereto, the funds in the trust account plus the proceeds from the Agreed PIPE are greater than or equal to $90,000,000) such that, immediately following the Arrangement, Clever Leaves will be a direct wholly owned subsidiary of Holdco; (ii) on the calendar day immediately following the consummation of the Arrangement, at the effective time of the Merger, Merger Sub will merge with and into SAMA, with SAMA surviving such merger as a direct wholly owned subsidiary of Holdco (the “Merger”) and, as a result of the Merger, all of the shares of SAMA common stock will be converted into the right to receive Holdco common shares as set forth in the Business Combination Agreement; (iii) immediately following the consummation of the Merger, Holdco will contribute 100% of the issued and outstanding capital stock of SAMA (as the surviving corporation of the Merger) to Clever Leaves, such that, SAMA will be a direct wholly owned subsidiary of Clever Leaves; and (iv) immediately following the contribution of SAMA to Clever Leaves, Clever Leaves will contribute 100% of the issued and outstanding shares of NS US Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Clever Leaves, to SAMA (together with the other transactions related thereto, the “Business Combination”).

SAMA has requested that we render our opinion as to certain tax matters relating to the Business Combination and the exercise by current beneficial owners of SAMA common stock of their redemption rights in connection with the Business Combination (the “Redemptions”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”), relating to the registration by Holdco of its common stock to be issued in connection with the Business Combination, filed by Holdco with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the SEC promulgated thereunder. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively upon those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, the Redemptions or any of the transactions related thereto, or any inaccuracy in the facts or assumptions upon which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Material U.S. Federal Income Tax Considerations of the Business Combination” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Business Combination and the Redemptions.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is being delivered prior to the consummation of the Business Combination or the Redemptions and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination or the Redemptions under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP